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                                                                   EXHIBIT 12.1
                        U.S. BANCORP AND SUBSIDIARIES
                     COMPUTATION OF RATIOS OF CONSOLIDATED
                           EARNINGS TO FIXED CHARGES
                                 (In Thousands)

                                                                           For Six Months
                                                                            Ended June 30
                                                                           --------------
                                                                                1995
                                                                                ----
Considering Interest on Deposits as an Operating Expense
--------------------------------------------------------
Net income                                                                     $136,521
Income taxes                                                                     74,685
                                                                               --------
   Earnings before income taxes and accounting changes                          211,206
                                                                               --------
Add fixed charges
   Interest on borrowed funds including capitalized interest                    115,052
   Interest income from federal funds sold (A)                                  (1,344)
   Interest component of leases (B)                                               8,216
                                                                               --------
Total fixed charges                                                             121,924
                                                                               --------
Earnings before income taxes, accounting changes and fixed charges             $333,130
                                                                               ========

Ratio of earnings to total fixed charges                                           2.74x
                                                                                   ====

Considering Interest on Deposits as Fixed Charges (A)
-----------------------------------------------------
Fixed charges as shown above                                                    $121,924
Interest on deposits                                                             217,022
                                                                                --------

Total fixed charges                                                              338,946
                                                                                --------

Fixed charges                                                                    338,946
Add earnings before income taxes and accounting changes                          211,206
                                                                                --------
Earnings before income taxes, accounting changes and fixed charges              $550,152
                                                                                ========

Ratio of earnings to total fixed charges                                            1.62x
                                                                                    ====

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(A)      Approximates interest expense related to federal funds purchased transactions for purposes other than the funding of banking subsidiaries' operations.
(B) Interest component of leases includes imputed interest on capitalized leases and approximately one-third of rental expense, which approximates the interest component of operating leases.